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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Supervisory Board
Galileo International Partnership
and The Board of Directors
Galileo International, Inc.:

We consent to the use of our reports included herein and to the references to our firm under the headings "Summary Historical and Pro Forma Consolidated Financial and Operating Data", "Selected Historical Consolidated Financial and Operating Data", and "Experts" in the prospectus.


                                        KPMG Peat Marwick LLP

Chicago, Illinois
July 23, 1997